UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 24, 2017

Charles River Laboratories International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15943	06-1397316
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

251 Ballardvale St., Wilmington, Massachusetts		01887
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-222-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 7.01 Regulation FD Disclosure.

The following information shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On November 9, 2017, Charles River Laboratories International, Inc. (the "Company" or the "Registrant") incorrectly reported the number of days sales outstanding (DSO) in its Form 10-Q for the period ended September 30, 2017. The Company reported a trailing twelve-month average DSO for the period ended September 30, 2017, which was inconsistent with its prior disclosure practice of reporting the DSO calculated for the exact date at the end of the quarter. On a consistent reporting basis, the DSO was 61 days for the exact date as of September 30, 2017, an increase from 52 days as of December 31, 2016. The increase was primarily driven by changes in the timing of certain working capital items related to integration of the information systems of WIL Research, which the Company acquired in 2016. The Company’s DSO includes deferred revenue as an offset to accounts receivable, but is not adjusted for an allowance for doubtful accounts in the calculation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles River Laboratories International, Inc.

November 24, 2017	By:	Matthew Daniel

Name: Matthew Daniel
Title: Corporate Senior Vice President, Legal Compliance & Deputy General Counsel